UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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AILERON THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AILERON THERAPEUTICS, INC.

490 Arsenal Way, Suite 210

Watertown, Massachusetts 02472

(617) 995-0900

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 17, 2020

Dear Stockholders:

You are cordially invited to attend the 2020 annual meeting of stockholders of Aileron Therapeutics, Inc. to be held on Wednesday, June 17, 2020 at 8:30 a.m., Eastern Daylight Time. To support the health and well-being of our stockholders, employees and directors in light of the recent novel coronavirus (“COVID-19”) outbreak, the meeting will be held via the Internet at www.meetingcenter.io/253944637 At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class III directors, to serve for a three-year term expiring at the 2023 annual meeting of stockholders and until his successor has been duly elected and qualified;

2.

An amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-25, with the exact ratio to be set within that range at the discretion of our board of directors prior to December 31, 2020 without further approval or authorization of our stockholders and with our board of directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (the “Reverse Split Proposal”);

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 23, 2020 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We are very pleased that this year’s Annual Meeting will be a virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/253944637. There is no physical location for the Annual Meeting.

A complete list of registered stockholders will be available to stockholders of record during the annual meeting for examination at www.meetingcenter.io/253944637.

We encourage all stockholders to attend the annual meeting online. However, whether or not you plan to attend the annual meeting online, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

Thank you for your ongoing support and continued interest in Aileron Therapeutics.

By Order of the Board of Directors,

Manuel C. Alves Aivado, M.D., Ph.D.

President and Chief Executive Officer

Watertown, Massachusetts

April 28, 2020

Important Notice Regarding Internet Availability of Proxy Materials: The attached proxy statement and our 2019 annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at www.envisionreports.com. These documents are also available to any stockholder who wishes to receive a paper copy by calling (866) 641-4276, by emailing investorvote@computershare.com with “Proxy Materials Aileron Therapeutics, Inc.” in the subject line, or by submitting a request over the Internet at www.envisionreports.com/ALRN.

490 Arsenal Way, Suite 210

Watertown, Massachusetts 02472

(617) 995-0900

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 17, 2020

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Aileron Therapeutics, Inc. for use at the annual meeting of stockholders to be held on Wednesday, June 17, 2020 at 8:30 a.m., Eastern Daylight Time, and at any adjournment thereof. To support the health and well-being of our stockholders, employees and directors in light of the recent novel coronavirus (“COVID-19”) outbreak, the meeting will be held via the Internet at www.meetingcenter.io/253944637. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included in the accompanying proxy statement.

Except where the context otherwise requires, references to “Aileron Therapeutics,” “the Company,” “we,” “us,” “our” and similar terms refer to Aileron Therapeutics, Inc.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. All properly submitted proxies will be voted in accordance with the instructions contained in those proxies.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2019, or the 2019 annual report. We are mailing the Notice on or about May 4, 2020, and it contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2019 annual report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 17, 2020:

This proxy statement and our 2019 annual report are

available for viewing, printing and downloading at http://www.envisionreports.com/ALRN.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Aileron Therapeutics, Inc., 490 Arsenal Way, Suite 210, Watertown, Massachusetts 02472 or by calling (866) 641-4276, by emailing investorvote@computershare.com with “Proxy Materials Aileron Therapeutics, Inc.” in the subject line, or by submitting a request over the Internet at www.envisionreports.com/ALRN. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?

A.

Our board of directors has made these materials available to you in connection with the solicitation of proxies for use at our 2020 annual meeting of stockholders to be held on Wednesday, June 17, 2020 at 8:30 a.m., Eastern Daylight Time. As a holder of common stock, you are invited to attend the annual meeting online and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission, or SEC, rules and is designed to assist you in voting your shares.

Q.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.

In accordance with SEC rules, we may furnish proxy materials, including this proxy statement and our 2019 annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the notice. The proxy materials, including this proxy statement, a proxy card and our 2019 annual report are available for viewing, printing and downloading on the Internet at http://www.envisionreports.com/ALRN.

Q.	What is the purpose of the annual meeting?

A.	At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of three Class III directors, to serve until the 2023 annual meeting of stockholders and until his successor has been duly elected and qualified (Proposal 1);

2.

The approval of an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-25, with the exact ratio to be set within that range at the discretion of our board of directors prior to December 31, 2020 without further approval or authorization of our stockholders and with our board of directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (the “Reverse Split Proposal”) (Proposal 2); and

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3); and

4.	The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Q:	How can I attend the Annual Meeting?

A:

The annual meeting will be a virtual meeting of stockholders, which will be conducted exclusively by webcast. No physical meeting will be held. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/253944637. You also will be able to vote your shares online during the annual meeting by webcast. The online meeting will begin promptly at 8:30 a.m., Eastern Time, on June 17, 2020. We encourage you to access the meeting one hour prior to the start time to check in.

If you are a stockholder of record (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting online. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting online.

To register to attend the annual meeting online, you must submit proof of your legal proxy reflecting your holdings along with your name and email address to Computershare. Requests for registration should be directed, and you should forward the email from your broker, or attach an image of your legal proxy, to:

By email:

legalproxy@computershare.com

By mail:

Computershare

ALRN Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 13, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials.

Q.	Who can vote at the annual meeting?

A.

To be entitled to vote, you must have been a stockholder of record at the close of business on April 23, 2020, the record date for our annual meeting. There were 28,357,747 shares of our common stock outstanding and entitled to vote at the annual meeting as of the record date.

Q.	How many votes do I have?

A.	Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q.	How do I vote?

A.

If you are the “stockholder of record” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Computershare Trust Company, N.A., you may vote your shares by proxy prior to the annual meeting or online at the annual meeting as follows:

1.

Over the Internet Prior to the Annual Meeting: To vote over the Internet prior to the annual meeting, please go to the following website: www.envisionreports.com/ALRN, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. You must submit your Internet proxy before 11:59 p.m., Eastern Daylight Time, on June 16, 2020, the day before the annual meeting, for your proxy to be valid and your vote to count.

2.

By Telephone: To vote by telephone, please call (800) 652-VOTE (8683), and follow the instructions provided in the Notice and on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on June 16, 2020, the day before the annual meeting, for your proxy to be valid and your vote to count.

3.

By Mail: To vote by mail, you must request printed copies of the proxy materials and mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote your proxy over the Internet or by telephone. Computershare Trust Company, N.A. must receive the proxy card not later than 5:00 p.m. on June 16, 2020, the day before the annual meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

4.

Online During the Annual Meeting: If you attend the annual meeting online, you may vote online during the annual meeting. You will need your control number included on your proxy card in order to be able to vote during the Annual Meeting. If you vote by proxy prior to the annual meeting and choose to attend the annual meeting online, there is no need to vote again during the annual meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker provides you. Many brokers solicit voting instructions over the Internet or by telephone.

If you do not give instructions to your broker, your broker will still be able to vote your shares with respect to certain “discretionary” items. The Reverse Split Proposal (Proposal 2) and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 3) are each considered a discretionary item. Accordingly, your broker may vote your shares in its discretion with respect to Proposal 2 and Proposal 3, even if you do not give voting instructions on Proposal 2 or Proposal 3.

However, under applicable stock exchange rules that regulate voting by registered brokerage firms, the election of the Class III directors (Proposal 1) is not considered to be a discretionary item. Accordingly, if you do not give your broker voting instructions on Proposal 1, your broker may not vote your shares with respect to this matter and your shares will be counted as “broker non-votes” with respect to the proposal. Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

You are welcome to attend the meeting online regardless of whether your shares are held in street name, however, you may not attend the annual meeting if you hold shares in street name unless you register with a legal proxy as described above. You must also obtain a legal proxy executed in your favor from the holder of record (i.e., your broker) to vote shares held in street name during the meeting. A legal proxy is not the form of proxy included with this proxy statement. If you hold your shares in “street name,” you must request a legal proxy from your bank, broker or other nominee to attend the annual meeting or vote during the annual meeting.

Q.	Can I change my vote?

A.

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

1.	Vote over the Internet or by telephone prior to the annual meeting as instructed above. Only your latest Internet or telephone vote is counted.

2.	Sign and return a new proxy card. Only your latest dated and timely received proxy card will be counted.

3.

Attend the annual meeting online and vote during the meeting as instructed above. Attending the annual meeting online will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

4.	Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other nominee. You may also vote online at the annual meeting if you obtain a legal proxy as described in the answer above.

Q.	How do I submit a question at the Annual Meeting?

A.	You may submit a question before the annual meeting, by visiting www.meetingcenter.io/253944637.

Q.	How many shares must be represented to have a quorum and hold the annual meeting?

A.

A majority of our shares of common stock outstanding at the record date must be present in person or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy card by mail or that are represented in person at the meeting. Shares present virtually during the annual meeting will be considered shares of common stock represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present any shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present any shares counted as broker non-votes, for the purpose of establishing a quorum. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal 1—Election of Class III Directors

A nominee will be elected as a director at the annual meeting if the nominee receives a plurality of the votes cast by stockholders entitled to vote at the meeting.

Proposal 2—Approval of the Reverse Split Proposal

The affirmative vote of a majority of the issued and outstanding shares of our common stock entitled to vote is required to approve the Reverse Split Proposal.

Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ended December 31, 2020.

Shares that abstain from voting and “broker non-votes” with respect to a matter will not be counted as votes in favor of such matter and will also not be counted as shares voting or cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on Proposal 1 or Proposal 3. However, shares which abstain from voting and “broker non-votes” with respect to the Reverse Split Proposal (Proposal 2) will have the same practical effect as votes against the proposal.

Q.	Who will count the vote?

A.	The votes will be counted, tabulated and certified by Computershare Trust Company, N.A.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

FOR the election of the nominees to serve as Class III directors, to serve until the 2023 annual meeting of stockholders and until his successor has been duly elected and qualified;

FOR the approval of an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-25; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Q.	Are there other matters to be voted on at the annual meeting?

A.

We do not know of any matters that may come before the annual meeting other than the election of the Class III directors, the approval of an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-25, and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?

A.

We plan to announce preliminary voting results at the annual meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the date of our annual meeting.

Q.	What are the costs of soliciting these proxies?

A.

We will bear the cost of soliciting proxies. We have retained Alliance Advisors to assist us in the solicitation of proxies for an aggregate fee of approximately $12,500 to $17,500. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may remain an emerging growth company until December 31, 2022, or until such earlier time as we have more than $1.07 billion in annual revenue, the market value of our stock held by non-affiliates is more than $700 million or we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

Our certificate of incorporation provides for a classified board of directors. This means our board of directors is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our board of directors currently consists of seven members, divided into three classes as follows:

•	Class I is comprised of Jeffrey A. Bailey and Jodie P. Morrison, each with a term ending at the 2021 annual meeting of stockholders;

•	Class II is comprised of William T. McKee and Nolan Sigal, M.D., Ph.D. each with a term ending at the 2022 annual meeting of stockholders; and

•	Class III is comprised of Manuel C. Alves Aivado, M.D., Ph.D., Reinhard Ambros, Ph.D., and Josef H. von Rickenbach, each with a term ending at the 2020 annual meeting of stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated each of Manuel C. Alves Aivado, M.D., Ph.D., Reinhard Ambros, Ph.D., and Josef H. von Rickenbach for re-election as Class III directors, with a term ending at the 2023 annual meeting of stockholders.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of Dr. Aivado, Dr. Ambros and Mr. von Rickenbach to three-year terms ending at the 2023 annual meeting of stockholders, each such nominee to hold office until his successor has been duly elected and qualified. Dr. Aivado, Dr. Ambros and Mr. von Rickenbach have each indicated a willingness to continue to serve as a director, if elected. In the event that Dr. Aivado, Dr. Ambros or Mr. von Rickenbach should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected.

Each of Dr. Aivado, Dr. Ambros and Mr. von Rickenbach will be elected as a director at the annual meeting if the nominee receives a plurality of the votes cast by stockholders entitled to vote at the meeting.

Set forth below are the names of and certain information for each member of our board, including the nominees for election as Class III directors, as of April 1, 2020. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years.

Nominees for Election as Class III Directors

Manuel C. Alves Aivado, M.D., Ph.D. has served as our president and chief executive officer and as a member of our board of directors since September 2018. Previously, Dr. Aivado served as our senior vice president, chief medical officer since September 2014. From March 2012 to September 2014, Dr. Aivado served as vice president of clinical development and pharmacovigilance at Taiho Oncology, Inc., a pharmaceutical company. From October 2006 to March 2012, Dr. Aivado served as senior medical director in the clinical development group at GlaxoSmithKline, Inc., a global pharmaceutical company. Dr. Aivado has also served as an instructor in medicine at Beth Israel Deaconess Medical Center/Harvard Medical School. Prior to his industry experience, Dr. Aivado practiced clinical medicine in Germany for nearly ten years, during which time he was awarded the Dr. Mildred Scheel cancer research scholarship award in 2002. Dr. Aivado is a German board-certified physician for internal medicine, hematology and medical oncology, and he received an M.D. and Ph.D. from the Medical School of the University of Dusseldorf, in Germany. We believe that Dr. Aivado is qualified to serve on our board of directors due to his service as our president and chief executive officer, his previous role as our chief medical officer, and his extensive knowledge of our company and significant background in pharmaceutical research and development.

Reinhard J. Ambros, Ph.D. has served as a member of our board of directors since June 2013. From August 2005 until September 2017, Dr. Ambros served as global head of Novartis Venture Funds. He previously served as head of group strategic planning for Novartis AG, a multinational pharmaceutical company, from 2001 until 2005, and as global head of business development and licensing for cardiovascular and metabolic diseases at Novartis Pharma AG. He currently serves on the board of several biotechnology companies in Europe and the United States. He also serves as advisor to German and Swiss Government Biotechnology Funds. Dr. Ambros received an M.S. from the University of Regensburg, Germany, and a Ph.D. in medicinal chemistry and pharmacology from the University of Regensburg, Germany. We believe Dr. Ambros is qualified to serve on our board of directors due to his management experience in the biotechnology sector and his service on other boards of directors.

Josef H. von Rickenbach has served as a member of our board of directors since June 2019. Mr. von Rickenbach has served as managing director of Stet Vision LLC, a life sciences business advisory firm, since December 2018. He co-founded and served as President and Chief Executive Officer of HelioVision, Inc., a biotechnology company, from April 2017 until its acquisition by Aldeyra Therapeutics, Inc. in February 2019. Previously, Mr. von Rickenbach founded Parexel International Corporation in 1982 and served as a director, Chairman of the Board and Chief Executive Officer of Parexel from 1983 until Parexel’s acquisition by Pamplona Capital Management, LLP in September 2017. He also served as President of Parexel from 1983 to April 2001 and from July 2005 to July 2012. Mr. von Rickenbach received an M.B.A. from Harvard Business School and a B.A. in Business Economics from the University of Lucerne in Switzerland. We believe Mr. von Rickenbach is qualified to serve on our board of directors due to his management experience in the biotechnology sector and his service on other boards of directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MANUEL C. ALVES AIVADO, M.D., PH.D., REINHARD AMBROS, PH.D., AND JOSEF H. VON RICKENBACH AS CLASS III DIRECTORS.

Directors Continuing in Office

Class I Directors (Term Expires at 2021 Annual Meeting)

Jeffrey A. Bailey has served as chair of our board of directors and as a member of our board of directors since March 2018. Since January 2018, Mr. Bailey has served as chief executive officer and director of IlluminOss Medical, Inc., a medical device company. From December 2015 until March 2017, Mr. Bailey served as chair and chief executive officer of Neurovance, Inc., a biotechnology firm acquired by Otsuka Pharmaceutical in 2017. Previously, from January 2013 through June 2015, Mr. Bailey served as president and chief executive officer and as a director of Lantheus Medical Imaging, Inc., a public medical diagnostic company. Prior to 2013, Mr. Bailey held various leadership positions with several public and private pharmaceutical and medical device companies, including operating unit president at Novartis Pharmaceuticals, a multinational pharmaceutical company, and a 22-year career with Johnson & Johnson, multinational medical devices, pharmaceutical and consumer packaged goods manufacturing company (including Janssen Pharmaceutica NV). Mr. Bailey has served as a director of Madison Vaccines, Inc. since October 2017 and BioDelivery Sciences International, Inc. since March 2020. Mr. Bailey received a B.S. from Rutgers University. We believe Mr. Bailey is qualified to serve on our board of directors due to his extensive management experience in the life sciences industry and his experience on corporate boards of companies in the life sciences industry.

Jodie P. Morrison has served as a member of our board of directors since June 2017. Since February 2019, Ms. Morrison has served as chief executive officer of Cadent Therapeutics, Inc., a privately held biotechnology company. From April 2018 to December 2018, Ms. Morrison served as interim chief executive officer of Keryx Biopharmaceuticals, Inc., a biopharmaceutical company. From May 2017 to July 2018, Ms. Morrison provided independent consulting services to venture capital, biotechnology and pharmaceutical companies, including serving as acting chief operating officer of Syntimmune, Inc., a clinical-stage biotechnology company, from January 2018 to July 2018, and as president and chief executive officer of eGenesis, Inc., a private life sciences company, from September 2017 to November 2017. Previously, Ms. Morrison served as the president and chief executive officer of Tokai Pharmaceuticals, Inc, now Novus Therapeutics, Inc., or Novus, a biopharmaceutical company, from March 2013 until May 2017. From December 2006 until March 2013, Ms. Morrison held other senior positions with Tokai, including chief operating officer, head of clinical affairs and program operations and vice president of clinical affairs and program operations. Prior to joining Novus, Ms. Morrison served as director of clinical operations and medical affairs at Dyax Corporation, or Dyax. Prior to joining Dyax, Ms. Morrison held clinical management positions at both Curis, Inc. and at Diacrin, Inc. In addition to serving on the board of directors of Cadent, Ms. Morrison serves as a member of the board of directors of Akebia Therapeutics, Inc. Ms. Morrison previously served on the board of directors of Keryx Biopharmaceuticals, Inc., prior to its merger with Akebia, and on the board of directors of Novus Therapeutics. Ms. Morrison received a B.A. in neuroscience from Mount Holyoke College, her clinical research certification from the Boston University School of Medicine and her business training through the Greater Boston Executive Program at the MIT Sloan School of Management. We believe Ms. Morrison is qualified to serve on our board of directors due to her extensive management experience in the life sciences industry and her experience on corporate boards of public companies.

Class II Directors (Term Expires at 2022 Annual Meeting)

William T. McKee has served as a member of our board of directors since June 2019. Mr. McKee has served as the Chief Executive Officer of MBJC Associates, LLC, a business consulting firm serving the pharmaceutical and biotechnology industry, since June 2010. Mr. McKee served as chief operating officer and chief financial officer for EKR Therapeutics, Inc. from July 2010 until June 2012 when EKR was sold to Cornerstone Therapeutics Inc. From December 2008 until March 2010, Mr. McKee served as the executive vice president, chief financial officer and treasurer of Barr Pharmaceuticals, LLC, a subsidiary of Teva Pharmaceutical Industries Limited and the successor entity to Barr Pharmaceuticals, Inc., which was acquired by Teva in December 2008. Mr. McKee was also executive vice president and chief financial officer of Barr prior to its acquisition by Teva, after having served in positions of increasing responsibility at Barr from 1995 until its acquisition. Prior to joining Barr, Mr. McKee served as director of international operations and vice president-finance at Absolute Entertainment, Inc. from June 1993 until December 1994. From 1990 until June 1993, Mr. McKee worked at Gramkow & Carnevale, CPA’s, and from 1983 until 1990, he worked at Deloitte & Touche LLP. Mr. McKee serves as a member of the board of directors and chairman of the audit committee of Assertio Therapeutics, Inc., a specialty pharmaceutical company, and Agile Therapeutics, Inc., a biopharmaceutical company. Mr. McKee received a B.B.A. from the University of Notre Dame. We believe Mr. McKee is qualified to serve on our board of directors due to his extensive management and financial experience in the life sciences industry and his experience on corporate boards of public companies.

Nolan Sigal, M.D., Ph.D. has served as a member of our board of directors since April 2019. Dr. Sigal has served as a partner at Satter Management Co., L.P., a private investment firm, since January 2018. From March 2008 to December 2017, Dr. Sigal was Founder and CEO at Tunitas Therapeutics, Inc. Prior to Tunitas, Dr. Sigal’s biotechnology experience included President of Trellis Bioscience, Inc., EVP of Research and Development and Chief Science Officer at Cytokinetics, Inc., and SVP, Research at Pharmacopeia, Inc., where he was one of Pharmacopeia’s founders. He served at Merck & Company Inc. as Executive Director of the Department of Immunology Research. Prior to Merck, he was an assistant professor at University of Toronto. Dr. Sigal graduated from Princeton University with an A.B. in Chemistry, and he completed an M.D./Ph.D. program at the University of Pennsylvania. We believe Dr. Sigal is qualified to serve on our board of directors due to his significant experience as an executive of a biopharmaceutical company, as well as his background in life sciences investing.

The information presented above regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our board of directors to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance Matters—Director Nomination Process” that the nominating and corporate governance committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.

Proposal 2: To Approve an Amendment to Our Certificate of Incorporation to Effect a Reverse Stock Split

General

On April 14, 2020, our board of directors unanimously approved, subject to stockholder approval, a certificate of amendment to our certificate of incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock at a ratio of not less than 1-for-5 and not more than 1-for-25 at any time prior to December 31, 2020, with the exact ratio to be set within this range by our board of directors at its sole discretion (the “Reverse Stock Split”). The board of directors may alternatively elect to abandon such proposed certificate of amendment and not effect the Reverse Stock Split approved by stockholders, in its sole discretion. Upon the effectiveness of the certificate of amendment to our certificate of incorporation effecting the Reverse Stock Split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by our board of directors.

The form of the proposed certificate of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The certificate of amendment to our certificate of incorporation that will be filed to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our board of directors, within the range approved by our stockholders.

If the Reverse Split Proposal is approved by our stockholders, our board of directors would have the sole discretion to effect the Reverse Stock Split at any time prior to December 31, 2020, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-5 and not more than 1-for-25. We believe that enabling our board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “—Criteria to be Used for Decision to Apply the Reverse Stock Split.”

If the Reverse Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective upon the time specified in the certificate of amendment to our certificate of incorporation as filed with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment and the Reverse Stock Split will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but the Reverse Stock Split will not occur after December 31, 2020. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the certificate of amendment and the Reverse Stock Split if, at any time prior to the filing of the certificate of amendment with the Secretary of State, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The primary purpose for effecting the Reverse Stock Split is to increase the per share trading price of our common stock so as to:

•

maintain the listing of our common stock on the Nasdaq Stock Market (“Nasdaq”) and avoid a delisting of our common stock from Nasdaq in the future on the basis of the Bid Price Rule (as defined below);

•	broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest in shares that trade at lower share prices; and

•	make our common stock a more attractive investment to institutional investors.

In evaluating whether to effect the Reverse Stock Split, our board of directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In recommending the Reverse Split Proposal, our board of directors determined that these potential negative factors were significantly outweighed by the potential benefits.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Split Proposal, our board of directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-5 to 1-for-25 range, would be determined by our board of directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our board of directors will consider, among other things, factors such as:

•	Nasdaq’s minimum price per share requirements;

•	the historical trading prices and trading volume of our common stock;

•	the number of shares of our common stock that would be outstanding following the Reverse Stock Split;

•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	business developments affecting us; and

•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

Our board of directors is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock in order to meet the price criteria for continued listing on Nasdaq. Our common stock is publicly traded and listed on the Nasdaq Capital Market under the symbol “ALRN.” Our board of directors believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on the Nasdaq Capital Market, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders’ best interests.

On July 12, 2019, we received a deficiency letter from the Listing Qualifications Department of Nasdaq notifying us that, for the last 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), we were provided an initial period of 180 calendar days, or until January 8, 2020, to regain compliance with the Bid Price Rule. On December 20, 2019, we applied to transfer the listing of our stock from the Nasdaq Global Market to the Nasdaq Capital Market. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Market and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

On December 27, 2019, Nasdaq approved our transfer application. This transfer became effective at the opening of business on December 30, 2019. Our common stock continues to trade under the symbol “ALRN.” Nasdaq has advised us that following the effectiveness of transfer of our listing, we were granted an additional 180-day period, or until July 6, 2020 (the “Compliance Date”) to regain compliance with Bid Price Rule. If, at any time before the Compliance Date, the bid price for our common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, Nasdaq will provide us written notice that we are in compliance with the Bid Price Rule, unless Nasdaq exercises its discretion to extend this 10 day period pursuant to Nasdaq Listing Rule 5810(c)(3)(F).

If we do not regain compliance with the Bid Price Rule by the Compliance Date, Nasdaq will notify us that our common stock may be delisted. At that time, we may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”). We expect that our common stock would remain listed pending the Panel’s decision of our appeal. There can be no assurance that, if we do appeal a delisting determination to the Panel, such appeal would be successful. We have provided written notice to Nasdaq of our intention to regain compliance with the Bid Price Rule prior to the Compliance Date by carrying out a reverse stock split, if necessary.

In the event we are delisted from Nasdaq, the only established trading market for our common stock would be eliminated and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade, or to obtain accurate price quotations for, our shares. Delisting would likely also reduce the visibility, liquidity and value of our common stock, including as a result of reduced institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split may help us avoid delisting from Nasdaq and any resulting consequences.

In addition, our board of directors believes that the increase in the market price of our common stock that will result from Reverse Stock Split could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our board of directors believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, the Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which will continue to be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split will lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While our board of directors has proposed the Reverse Stock Split to bring the price of our common stock back above $1.00 per share in order to meet the requirements for the continued listing of our common stock on Nasdaq, there is no guarantee that the price of our common stock will not decrease in the future, or that our common stock will remain in compliance with Nasdaq listing standards. Additionally, there can be no guarantee that the closing bid price of our common stock will remain at or above $1.00 for 10 consecutive trading days, whether following the Reverse Stock Split or otherwise, which is required to cure our current Nasdaq listing standard deficiency.

Effect of the Reverse Stock Split

If the Reverse Split Proposal is approved by our stockholders and our board of directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our board of directors. As of the effective time of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to a cash payment. The Reverse Stock Split would not change the terms of our common stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Assuming Reverse Stock Split ratios of 1-for-5, 1-for-15 and 1-for-25, which reflect the low end, middle end and high end of the range that our stockholders are being asked to approve, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options, warrants and restricted stock units, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Stock Split and based on 27,810,358 shares of common stock outstanding as of April 1, 2020.

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-15	Reverse Stock Split Ratio of 1-for-25
Number of Shares of Common Stock Issued and Outstanding	27,810,358	5,562,071	1,854,023	1,112,414
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options, Warrants and Restricted Stock Units	17,829,172	3,565,834	1,188,611	713,166
Weighted-Average Exercise Price of Outstanding Options and Warrants	$2.23	$11.15	$33.45	$55.75

If our board of directors does not implement the Reverse Stock Split prior to December 31, 2020, the authority granted in this proposal to implement the Reverse Stock Split would terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Split Proposal, except to the extent of their ownership in shares of our common stock and securities exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities exercisable for our common stock.

Authorized Shares of Common Stock

We are currently authorized under our certificate of incorporation to issue up to a total of 155,000,000 shares of capital stock, comprised of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock. While the Reverse Stock Split would decrease the number of outstanding shares of our common stock, it would not change the number of authorized shares under our certificate of incorporation. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of common stock available for issuance under our certificate of incorporation. Our board of directors believes that such an increase is in our and our stockholders’ best interests as it would provide us with greater flexibility to issue shares of common stock in connection with possible future financings, joint ventures and acquisitions as well as under our equity incentive plans and for other general corporate purposes. We do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of common stock that would become available for issuance if the Reverse Stock Split is effected; however we desire to have the shares available for issuance to provide us with additional flexibility to use our common stock for these business and financial purposes in the future.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our board of directors. For example, our board of directors might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with our board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of our company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of permitting our current management, including our current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our board of directors is not aware of any attempt to take control of our company and the board of directors did not authorize the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If stockholders approve the Reverse Split Proposal, and if our board of directors determines to effect the Reverse Stock Split (with the ratio to be determined in the discretion of the board within the parameters described), we will file with the Secretary of State of the State of Delaware a certificate of amendment to restated certificate of incorporation, in the form attached hereto as Appendix A (the “Certificate of Amendment”), reflecting such reverse stock split ratio determined by the board of directors. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and the “effective date,” respectively. The effective time of the Certificate of Amendment shall be determined in the discretion of our board of directors and in accordance with applicable law. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Our board of directors has approved the amendment to our certificate of incorporation. The ratio of the Reverse Stock Split, within the parameters described, and the implementation and timing of such Reverse Stock Split shall be determined in the discretion of our board of directors.

If the Reverse Stock Split is implemented, our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No written confirmations will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Our common stock will also receive a new CUSIP number.

Certain of our registered stockholders hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not hold physical certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds shares of common stock in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat stockholders holding our common stock in “street name,” through a broker, bank or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding our common stock in “street name.” However, these brokers, banks or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a broker, bank or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio would be entitled to receive a cash payment in lieu thereof at a price equal to the fraction of a share to which the stockholder would otherwise be entitled multiplied by the closing price of our common stock as reported on Nasdaq on the effective date of the Reverse Stock Split.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our certificate of incorporation or bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Accounting Matters

The Reverse Stock Split would not affect the par value of our common stock per share, which would remain $0.001 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, reported per share net income or loss would be higher because there would be fewer shares of common stock outstanding and we would adjust historical per share amounts set forth in our future financial statements.

Reservation of Right to Abandon the Amendment to our Restated Certificate of Incorporation

Our board of directors reserves the right to abandon the amendment to our certificate of incorporation described in this Reverse Split Proposal without further action by our stockholders at any time before the effective time, even if stockholders approve such amendment at the special meeting. By voting in favor of the amendment to our certificate of incorporation, stockholders are also expressly authorizing the board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.

Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the proposed Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

Tax Consequences to the Company.    The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders.    A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year.

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the proposed Reverse Stock Split.

Vote Required and Board of Directors Recommendation

Pursuant to the Delaware General Corporation Law, this proposal must be approved by the affirmative vote of a majority of the issued and outstanding shares of our common stock. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed the firm of PricewaterhouseCoopers LLP, or PricewaterhouseCoopers, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2020. Although stockholder approval of our audit committee’s appointment of PricewaterhouseCoopers is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of PricewaterhouseCoopers. PricewaterhouseCoopers has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting online and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Audit Fees and Services

PricewaterhouseCoopers was our independent registered public accounting firm for the years ended December 31, 2019 and December 31, 2018. The following table summarizes the fees of PricewaterhouseCoopers billed to us for each of the last two fiscal years. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Fee Category	2019	2018
Audit Fees (1)	$486,500	$446,700
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	2,756	2,756
Total Fees	$489,256	$449,456

(1)

“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

(2)

“Audit-Related Fees” consist of fees billed by PricewaterhouseCoopers for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2019 or 2018.

(3)	“Tax Fees” consist of fees for professional services, including tax consulting and compliance performed by PricewaterhouseCoopers. There were no such fees incurred in 2019 or 2018.
(4)	“All Other Fees” consist of database subscription fees paid to PricewaterhouseCoopers.

Pre-Approval Policies and Procedures

Our audit committee has adopted procedures requiring the pre-approval of all non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management. Our audit committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our independent registered public accounting firm provided that the fees for such services do not exceed $100,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the audit committee at the next meeting of the committee.

The standard applied by the audit committee, or the chair of the audit committee, in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Election of Directors

Our board of directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors (Jeffrey A. Bailey and Jodie P. Morrison), whose terms expire at the 2021 annual meeting of stockholders; two Class II directors (William T. McKee and Nolan Sigal, M.D., Ph.D.), whose terms expire at the 2022 annual meeting of stockholders; and three Class III directors (Manuel C. Alves Aivado, M.D., Ph.D., Reinhard J. Ambros, Ph.D. and Josef H. von Rickenbach), whose terms expire at this annual meeting of stockholders (in all cases until his or her successor has been duly elected and qualified). Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated each of Dr. Aivado, Dr. Ambros and Mr. von Rickenbach for re-election as Class III directors, with terms ending at the 2023 annual meeting of stockholders.

Name	Age	Position(s)
Class I Directors

Jeffrey A. Bailey	58	Chair of the Board of Directors

Jodie P. Morrison (1)(2)	44	Director

Class II Directors

William T. McKee (1)	58	Director

Nolan Sigal, M.D., Ph.D. (2)(3)	70	Director

Class III Directors

Manuel C. Alves Aivado, M.D., Ph.D.	49	President and Chief Executive Officer, Director

Reinhard J. Ambros, Ph.D. (2)(3)	64	Director

Josef H. von Rickenbach (1)(3)	65	Director

(1)	Member of audit committee.
(2)	Member of compensation committee.
(3)	Member of nominating and corporate governance committee.

Corporate Governance Matters

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the “Investors & Media—Corporate Governance” section of our website, which is located at www.aileronrx.com. Alternatively, you can request a copy of any of these documents by writing us at Aileron Therapeutics, Inc., 490 Arsenal Way, Suite 210, Watertown, MA 02472, Attention: Chief Financial Officer.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•	the principal responsibility of our board of directors is to oversee our management;

•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq Stock Market, or Nasdaq, rules;

•	the independent directors meet at least twice a year in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	our nominating and corporate governance committee will oversee an annual self-evaluation of the board to determine whether it and its committees are functioning effectively; and

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We currently separate the roles of chief executive officer and chair of the board of directors. Separating the duties of the chair of the board from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chair of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, the chair of our board of directors presides over meetings of the board of directors, facilitates communications between management and the board of directors and assists with other corporate governance matters.

Because Mr. Bailey, the chair of our board of directors, is not independent within the meaning of the Nasdaq listing rules, our board of directors appointed Dr. Ambros, who is an independent director within the meaning of Nasdaq listing rules, as an independent Lead Director in March 2018. Dr. Ambros’ duties as Lead Director include the following:

•	chairing any meeting of the independent directors in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of the board or any committee;

•

facilitating communications between other members of the board and the chair of our board and/or the chief executive officer; however, each director is free to communicate directly with the chair of the board and with the chief executive officer;

•

monitoring, with the assistance of our legal advisors, communications from stockholders and other interested parties and provide copies or summaries to the other directors as he or she considers appropriate;

•	working with the chair of our board in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and

•	consulting with the chair of the board of directors and/or the chief executive officer on matters relating to corporate governance and board performance.

Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors.

Our board of directors has three standing committees that currently consist of, and are chaired by, independent directors. Our board of directors delegates substantial responsibilities to the committees, which then report their activities and actions back to the full board of directors. We believe that the independent committees of our board of directors and their chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time because it strikes an effective balance between management and independent leadership participation in our board of director proceedings.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2020, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Jeffrey A. Bailey and Manuel C. Alves Aivado, M.D., Ph.D., is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Bailey is not an independent director under these rules because he has a family member who is a current partner of our outside auditor. Dr. Aivado is not an independent director under these rules because he is our president and chief executive officer.

Board of Director Meetings and Attendance

Our board of directors held seven meetings during the year ended December 31, 2019, or fiscal 2019. During fiscal 2019, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings held during the period which the person has been a director and the number of meetings held by all committees of the board of directors on which such director then served (during the periods that such person served). Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. Five of the six directors then serving on our board of directors attended the 2019 annual meeting of stockholders, either in person or by teleconference.

Communicating with our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chair of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Aileron Therapeutics, Inc.

490 Arsenal Way, Suite 210

Watertown, MA 02472

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 866-869-5217.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each committee’s charter can be found under the “Investors & Media—Corporate Governance” section of our website, which is located at www.aileronrx.com.

Audit Committee

The current members of our audit committee are William T. McKee, Jodie P. Morrison and Josef H. von Rickenbach. Mr. McKee was appointed as chair of our audit committee following his election to our board of directors in June 2019. Caleb Winder served as a member and chair of the audit committee until his term on our board of directors ended in June 2019. John H. McArthur, D.B.A. served as a member of the audit committee until his death in August 2019. Mr. von Rickenbach was appointed to our audit committee in September 2019. In fiscal 2019, our audit committee met six times. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function, if any;

•	discussing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by the SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that each of Mr. McKee is an “audit committee financial expert” as defined in applicable SEC rules and that each of the members of our audit committee possesses the financial sophistication required for audit committee members under Nasdaq rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee

The current members of our compensation committee are Reinhard J. Ambros, Ph.D., Jodie P. Morrison, and Nolan Sigal, M.D., Ph.D. Dr. Ambros is the chair of the compensation committee. Dr. Sigal was appointed to our compensation committee following his election to our board of directors in April 2019. Armen B. Shanafelt, Ph.D. served as a member of the compensation committee until his term on our board of directors ended in June 2019. In fiscal 2019, our compensation committee met five times. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	reviewing and making recommendations to our board of directors with respect to our incentive-compensation and equity-based compensation plans;

•	overseeing and administering our equity-based plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Reinhard J. Ambros, Ph.D., Nolan Sigal, M.D., Ph.D., and Josef H. von Rickenbach. Mr. von Rickenbach is the chair of the nominating and corporate governance committee. Mr. von Rickenbach was appointed to the nominating and corporate governance committee and as its chair in September 2019. Dr. Sigal was appointed to the nominating and corporate governance committee following his election to our board of directors in April 2019. Armen B. Shanafelt, Ph.D. served as a member and chair of the nominating and corporate governance committee until his term on our board of directors ended in June 2019. In fiscal 2019, our nominating and corporate governance committee met two times. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing an annual evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

Criteria and Diversity

In considering whether to recommend to our board of directors any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee of our board of directors applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, the ability to act in the interests of all stockholders and lack of conflicts of interest.

The biographies of the Class III director nominees on pages 7-8 indicates each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude each nominee should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees, together with our other directors as a group, possess the skill sets and specific experience desired of our board of directors as a whole.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the nominating and corporate governance committee also takes into consideration the diversity (for example, with respect to gender, race and national origin) of our board members. The nominating and corporate governance committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholder Nominations

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Aileron Therapeutics, Inc., Attention: Nominating and Corporate Governance Committee, 490 Arsenal Way, Suite 210, Watertown, MA 02472. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this proxy statement under the heading “Other Matters – Stockholder Proposals for our 2021 Annual Meeting”, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Other Matters – Stockholder Proposals for our 2021 Annual Meeting.”

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board of directors and its committees is to oversee the risk management activities of management. Our board of directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and management succession planning. Each committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board of directors discuss particular risks.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is, or ever has been, an officer or employee of our company.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A copy of the code is available on the “Investors & Media—Corporate Governance” section of our website, which is located at www.aileronrx.com. Our board of directors is responsible for overseeing the code of business conduct and ethics and must approve any waivers of the code for directors, officers and employees. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The following table sets forth the name, age as of April 1, 2020, and position of each of our executive officers.

Name	Age	Position(s)
Manuel C. Alves Aivado, M.D., Ph.D.*	49	President and Chief Executive Officer, Director
D. Allen Annis, Ph.D.	47	Senior Vice President, Research
Vojislav Vukovic, M.D., Ph.D.	53	Senior Vice President, Chief Medical Officer
Richard J. Wanstall	51	Chief Financial Officer and Treasurer

*	Dr. Aivado is a member of our board of directors. See “Board of Directors and Corporate Governance – Election of Directors” for more information about Dr. Aivado.

D. Allen Annis, Ph.D. has served as our senior vice president, research since November 2018. From the time Dr. Annis joined our company in November 2007, Dr. Annis served as our senior director biophysical and analytical technology from November 2007 to September 2009, and as our vice president of research from September 2009 to November 2018. Previously, Dr. Annis served as director of technology development at Schering-Plough Research Institute, and as vice president of new technologies at NeoGenesis Pharmaceuticals, Inc. While at NeoGenesis, Dr. Annis co-developed the company’s core drug discovery platform, the affinity selection-mass spectrometry-based Automated Ligand Identification System, or ALIS. Dr. Annis authored several patents and publications that describe the ALIS technology, and also invented many novel techniques that use ALIS to study protein-drug interactions. Dr. Annis received a M.A. and Ph.D. in chemistry from Harvard University, and a B.S. in chemistry from Georgia Institute of Technology.

Vojislav Vukovic, M.D., Ph.D. has served as our senior vice president, chief medical officer since November 2018. Previously, from May 2017 to November 2018, Dr. Vukovic provided consulting and advisory services to biotechnology and pharmaceutical clients, including our company. From February 2016 to May 2017, Dr. Vukovic served as senior vice president and chief medical officer at Taiho Oncology, Inc., a pharmaceutical company. From January 2009 to November 2015, Dr. Vukovic served as senior vice president and chief medical officer at Synta Pharmaceuticals, Inc., a company focused on novel oncology medicines. Prior to Synta, Dr. Vukovic served as medical director at Pfizer. He also was a member of the leadership team for Pfizer’s Oncology Radiotherapy Initiative. Dr. Vukovic received a M.Sc. in tumor biology and a Ph.D. in radiation biology from the University of Toronto, and a M.D. from Medicinski Fakultet Sarajevo.

Richard J. Wanstall has served as our chief financial officer and treasurer since December 2019 and as our principal financial officer since September 2019. Mr. Wanstall has also served as our principal accounting officer since March 2019. Prior to his promotion to chief financial officer, Mr. Wanstall served as our vice president, finance and operations since he joined our company in July 2018. From July 2014 to July 2018, Mr. Wanstall served as Vice President, Finance at Moderna Therapeutics, Inc., a biotechnology company focused on drug discovery and drug development based on messenger RNA. Prior to Moderna, Mr. Wanstall served as Senior Vice President, Global Finance at Stream Global Services, Inc., a multinational business process outsourcing company, from May 2010 to July 2014. Previously, Mr. Wanstall served in management roles in finance, accounting and SEC reporting for several technology and financial services companies. Mr. Wanstall began his career at Coopers & Lybrand, LLC. Mr. Wanstall received a B.A. from Salem State College, and a M.B.A. from Babson College.

Executive Compensation

This section discusses the material elements of our executive compensation policies for our “named executive officers” and the most important factors relevant to an analysis of these policies. For 2019, our “named executive officers” are Manuel C. Alves Aivado, M.D., Ph.D., our president and chief executive officer, our two other most highly compensated executive officers, D. Allen Annis, Ph.D., our senior vice president, research, and Vojislav Vukovic, M.D., Ph.D., our senior vice president, chief medical officer, and Donald V. Dougherty, our former chief financial officer. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the following tables and the corresponding narrative.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)		Total ($)
Manuel C. Alves Aivado, M.D., Ph.D.(4)	2019	507,400	—	597,634	73,031	(5)	1,178,065
President and Chief Executive Officer	2018	441,592	164,549	789,578	67,986	(5)	1,463,705
D. Allen Annis, Ph.D.	2019	325,000	—	179,290	6,192		510,482
Senior Vice President, Research	2018	285,960	94,754	—	6,192		386,906
Vojislav Vukovic, M.D., Ph.D. (6)	2019	405,000	—	239,651	6,192		650,843
Senior Vice President, Chief Medical Officer	2018	64,614	20,144	223,459	128,748	(7)	436,965
Donald V. Dougherty (8)	2019	260,525	—	179,290	129,923	(9)	569,738
Former Senior Vice President, Chief Financial Officer	2018	357,100	99,988	—	6,192		463,280

(1)

Unless otherwise noted, the amounts reported in the “Bonus” column represent discretionary annual cash bonuses awarded to our named executive officers for service during the year referenced, although paid in the following year. We have not yet awarded cash bonuses to our named executive officers for fiscal 2019 and may determine to not do so.

(2)

The amounts reported in the “Options Awards” column reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. See Note 9 to our

financial statements included in our Annual Report on Form 10-K regarding assumptions underlying the valuation of equity awards.
(3)

Unless otherwise noted, the amounts represent Health Savings Account, or HSA, contributions and the dollar value of group life insurance paid with respect to life insurance for the named executive officer consistent with those provided to all of our employees.

(4)

Dr. Aivado was named as our president and chief executive officer in September 2018, after having served as our senior vice president, chief medical officer since September 2014. Dr. Aivado was also appointed to our board of directors in September 2018 but does not receive any additional compensation for his service as a director.

(5)

In addition to the HSA contribution and the dollar value of group life insurance paid, the amounts for Dr. Aivado consist of $46,520 and $42,978 in travel expenses in fiscal 2019 and 2018, respectively, and $20,319 and $18,816 in tax gross-ups in fiscal 2019 and 2018, respectively, for the payment of taxes associated with the reimbursement of travel expenses.

(6)	Dr. Vukovic joined us as our senior vice president, chief medical officer in November 2018.
(7)

In addition to the HSA contribution and the dollar value of group life insurance paid, this amount for Dr. Vukovic also includes $127,216 paid to Dr. Vukovic for consulting services provided in 2018 before he joined us as a chief medical officer.

(8)	Mr. Dougherty resigned as our senior vice president and chief financial officer, effective September 13, 2019.
(9)

In addition to the HSA contribution and the dollar value of group life insurance paid, this amount for Mr. Dougherty also includes $107,275 in severance payments and $16,504 in vacation payout in connection with Mr. Dougherty’s separation of service as our senior vice president and chief financial officer.

Narrative Disclosure to Summary Compensation Table

We review compensation for our executive officers annually. The material terms of the elements of our executive compensation program for 2019 are described below.

Our compensation committee sets base salaries and bonus targets, and grants bonuses and equity incentive awards to our executive officers. In setting base salaries and bonus targets and granting equity incentive awards, our compensation committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual and corporate performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. In granting bonuses, our compensation committee considers corporate and individual performance.

As part of our annual compensation process, our president and chief executive officer prepares performance evaluations for the other executive officers and recommends annual salary increases, annual stock option awards and cash bonuses to the compensation committee. The compensation committee conducts a performance evaluation of our president and chief executive officer. The compensation committee consults with the board of directors as to the achievement of corporate objectives that drive compensation awards.

During its annual compensation review, our compensation committee also consults with external advisors.

In fiscal 2019, the compensation committee engaged Radford as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and assess our executives’ compensation relative to comparable companies.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

In February 2018, as part of his annual performance review, Dr. Aivado’s annual base salary was increased to $414,000 effective January 1, 2018. In September 2018, in connection with his appointment as our president and chief executive officer, Dr. Aivado’s annual base salary was increased to $500,000. In February 2019, as part of his annual performance review, Dr. Aivado’s annual base salary was increased to $507,400 effective as of January 1, 2019.

In February 2018, as part of his annual performance review, Dr. Annis’s annual base salary was increased to $274,420 effective January 1, 2018. In July 2018, in connection with his promotion to Vice President, Research, Dr. Annis’s annual base salary was increased to $297,500. In February 2019, as part of his annual review, Dr. Annis’s base salary was increased to $325,000 effective as of January 1, 2019.

Dr. Vukovic commenced employment with us in November 2018. Pursuant to the terms of his employment offer letter, Dr. Vukovic’s annual base salary was set at $405,000. Dr. Vukovic also provided consulting services to us for several months prior to commencing employment with us. Dr. Vukovic’s base salary for 2019 was not adjusted as part of the annual performance review.

As part of his annual performance reviews, Mr. Dougherty’s base salary was increased in February 2018 to $357,100, effective January 1, 2018, and increased again in February 2019 to $367,800 effective as of January 1, 2019.

Base salaries were not increased for fiscal 2020.

Cash Incentives

The compensation committee awards annual performance-based cash bonuses to our executive officers for up to a specific percentage of his or her salary as a vehicle to reward achievement of value-driving milestones and recognize individual performance.

In connection with Dr. Aivado’s appointment to president and chief executive officer in September 2018, we entered into a new employment agreement with Dr. Aivado. Under the terms of the new employment agreement, Dr. Aivado is eligible to receive, commencing in 2019 and for each calendar year thereafter that Dr. Aivado is employed by us, a discretionary performance target bonus of up to 50% of his annual base salary based on the achievement of performance milestones set by either our board of directors or the compensation committee of the board. For 2018, Dr. Aivado was eligible to receive a discretionary performance target bonus calculated on the basis of 35% of his base salary as of August 31, 2018, pro-rated for the first eight months of the fiscal year, and 50% of his current base salary under the new employment agreement, pro-rated for the remaining four months of the fiscal year.

In connection with Dr. Annis’s promotion to senior vice president, research in November 2018, we increased Dr. Annis’s target performance-based cash bonus from 30% to 35% of his annual base salary, effective for the 2019 calendar year, subject to the achievement of performance milestones set by either our board or the compensation committee.

Pursuant to the terms of Dr. Vukovic’s employment offer letter, Dr. Vukovic is eligible to receive a performance-based cash bonus of up to 35% of his annual base salary, subject to the achievement of performance milestones as determined by our board of directors in its sole discretion.

In February 2019, we made cash bonus awards of $164,549 to Dr. Aivado, $94,754 to Dr. Annis, $20,144 to Dr. Vukovic and $99,988 to Mr. Dougherty based on the compensation committee’s assessment of achievement of corporate and individual goals in calendar year 2018 and, in the case of Dr. Vukovic, the percentage of the year in which he was employed by us.

We have not yet awarded cash bonuses to our executive officers for the 2019 calendar year and may determine to not do so. Mr. Dougherty resigned as our senior vice president and chief financial officer in September 2019 and is not eligible for a bonus for the 2019 calendar year.

Target bonuses as a percentage of annual salary for 2020 remain at 50%, 35% and 35% for each of Dr. Aivado, Dr. Annis and Dr. Vukovic, respectively.

Equity Incentives

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period, and equity grants with a performance-based feature incents our executive officers to focus on what we see as key business goals. Accordingly, the compensation committee periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options.

In September 2018, in connection with Dr. Aivado’s appointment as our president and chief executive officer, our board of directors granted Dr. Aivado options to purchase 232,914 shares of our common stock. The options vest in equal monthly installments over four years from September 6, 2018.

In November 2018, in connection with Dr. Vukovic’s appointment as our senior vice president, chief medical officer, our board of directors granted Dr. Vukovic options to purchase 150,000 shares of our common stock. The options vest as to 25% of the shares on November 5, 2019, with the remaining shares vesting in equal monthly installments thereafter through November 5, 2022.

No annual grants of equity incentive awards were made in fiscal 2018 to Dr. Aivado, Dr. Annis or Mr. Dougherty in light of equity incentive awards granted following the closing of our initial public offering in July 2017.

In April 2019, our board of directors granted options to purchase 500,000, 100,000, 100,000 and 150,000 shares of our common stock to Dr. Aivado, Dr. Annis, Dr. Vukovic and Mr. Dougherty, respectively. Each of the options vest in equal monthly installments over four years from April 15, 2019. In addition, in April 2019, our board of directors also granted options to purchase 50,000 and 100,500 shares of common stock to Dr. Annis and Dr. Vukovic, respectively, that vest upon the achievement of certain performance-based milestones in connection with our clinical trials.

In January 2020, our board of directors granted options to purchase 400,000, 125,000 and 225,000 shares of our common stock to Dr. Aivado, Dr. Annis and Dr. Vukovic, respectively. Each of the options vest in equal monthly installments over four years from January 31, 2020.

Outstanding Equity Awards at Fiscal Year End 2019

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2019:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/share)	Option Expiration Date
Manuel C. Alves Aivado, M.D., Ph.D.	125,792		—		5.07	3/10/2025
	98,935	(1)	44,971	(1)	5.77	3/1/2027
	34,671	(2)	22,717	(2)	13.00	7/25/2027
	72,785	(3)	160,129	(3)	3.39	9/5/2028
	83,333	(4)	416,667	(4)	1.75	4/14/2029

D. Allen Annis, Ph.D.	55,751		—		5.07	3/13/2024
	8,050		—		5.07	3/10/2025
	16,604	(1)	7,548	(1)	5.77	3/1/2027
	15,113	(2)	9,902	(2)	13.00	7/25/2027
	16,666	(4)	83,334	(4)	1.75	4/14/2029
	—		50,000	(5)	1.75	4/14/2029

Vojislav Vukovic, M.D., Ph.D.	40,625	(6)	109,375	(6)	2.16	11/4/2028
	16,666	(4)	83,334	(4)	1.75	4/14/2029
	—		100,500	(5)	1.75	4/14/2029

(1)	These options were granted on March 2, 2017 and vest as to 2.0833% of the shares in equal monthly installments through March 2, 2021.
(2)	These options were granted on July 25, 2017 and vest as to 2.0833% of the shares in equal monthly installments through July 25, 2021.
(3)	These options were granted on September 6, 2018 and vest as to 2.0833% of the shares in equal monthly installments through September 6, 2022.
(4)	These options were granted on April 15, 2019 and vest as to 2.0833% of the shares in equal monthly installments through April 15, 2023.

(5)	These options were granted on April 15, 2019 and vest upon the achievement of certain performance-based milestones in connection with our clinical trials.
(6)

These options were granted on November 5, 2018 and vested as to 25% of the shares on November 5, 2019 with the remaining shares vesting in equal monthly installments of 2.0833% of the shares through November 5, 2022.

Employment Agreements

Manuel C. Alves Aivado, M.D., Ph.D.

In September 2018, in connection with our appointment of Dr. Aivado as our president and chief executive officer, we entered into a new employment agreement with Dr. Aivado, which superseded his July 2014 employment agreement with us. Pursuant to the terms of Dr. Aivado’s September 2018 employment agreement, we agreed to pay Dr. Aivado a base salary at a rate of $41,666.67 per month, which was based on an annualized base salary of $500,000. Beginning in 2019, following the end of each calendar year that Dr. Aivado is employed by us, Dr. Aivado will be eligible to receive a discretionary performance target bonus of up to 50% of his then annual base salary based on the achievement of performance milestones set by either our board of directors or the compensation committee of the board. The employment agreement also provided that following the end of the 2018 calendar year, Dr. Aivado was eligible to receive a discretionary performance target bonus calculated on the basis of 35% of his base salary as of August 31, 2018 pro-rated for the first eight months of the fiscal year, and 50% of his current base salary under the employment agreement pro-rated for the remaining four months of the fiscal year. The amount of such bonus and the achievement of such milestones were determined by our board in its sole discretion. Dr. Aivado is also entitled to receive reimbursement of up to $4,000 per month for travel and living accommodations pursuant to the employment agreement.

Pursuant to the employment agreement, in September 2018 we granted Dr. Aivado options to purchase 232,914 shares of our common stock under our 2017 Stock Incentive Plan. The options have an exercise price of $3.39, which was the closing price of our common stock on September 6, 2018. The options vest in equal monthly installments over four years from September 6, 2018.

We and Dr. Aivado had previously entered into an employment agreement in July 2014 in connection with our appointment of Dr. Aivado as our senior vice president, chief medical officer, which was superseded by the new employment agreement described above. The July 2014 employment agreement established Dr. Aivado’s then title, base salary, eligibility for an annual bonus, and eligibility for benefits made available to employees generally, and also provided for certain benefits upon termination of his employment under specified conditions. Pursuant to the terms of the July 2014 employment agreement, Dr. Aivado was entitled to receive a one-time transition bonus of $50,000, payable within thirty days of his commencement of employment, reimbursement of up to $3,750 per month for travel and living accommodations in order to commute to and live in the Boston area and options to purchase 125,792 shares of our common stock. We granted Dr. Aivado additional options to purchase shares of our common stock in March 2017, July 2017 and September 2018, as described in greater detail under “Outstanding Equity Awards at Fiscal Year End 2018” above.

Under the terms of the July 2014 employment agreement, if Dr. Aivado’s employment was terminated by us without cause or by Dr. Aivado for good reason, each as defined in his employment agreement, and subject to Dr. Aivado’s execution of a general release of potential claims against us, we would have continued to pay his then-current base salary for a period of 12 months and premiums for continuation health coverage under COBRA for up to 12 months. In addition, if Dr. Aivado’s employment was terminated by us without cause or by Dr. Aivado for good reason within one year following a change of control, as defined in the stock option agreement evidencing the options granted to Dr. Aivado in March 2015 and March 2017, these options will accelerate in full.

In connection with his appointment as our president and chief executive officer, in September 2018, we entered into a severance agreement with Dr. Aivado. Upon the execution of the severance agreement, Dr. Aivado ceased to be entitled to the severance and post-employment payments and benefits provided for in his July 2014 employment agreement. The terms of Dr. Aivado’s severance agreement are described below under “—Severance and Change in Control Agreements.”

D. Allen Annis, Ph.D.

In November 2007, we entered into an offer letter with D. Allen Annis, Ph.D. The offer letter establishes Dr. Annis’s title, his base salary, his eligibility for an annual bonus, and his eligibility for benefits made available to employees generally. Dr. Annis’s employment is at will. We also agreed to grant Dr. Annis options to purchase shares of our common stock pursuant to his offer letter, which were subject to service-based vesting.

In November 2018, we entered into a severance agreement with Dr. Annis. The terms of Dr. Annis’s severance agreement are described below under “—Severance and Change in Control Agreements.”

Vojislav Vukovic, M.D., Ph.D.

In November 2018, we entered into an employment offer letter with Vojislav Vukovic, M.D., Ph.D. pursuant to which Dr. Vukovic agreed to serve as our senior vice president, chief medical officer. The offer letter establishes Dr. Vukovic’s title, his base salary, his eligibility for an annual bonus, and his eligibility for benefits made available to employees generally. Dr. Vukovic’s employment is at will. We agreed to grant Dr. Vukovic options to purchase 150,000 shares of our common stock, which are subject to service-based vesting, at an exercise price equal to $2.16, which was the fair market value of one share of our common stock on the date of grant.

In November 2018, we also entered into a severance agreement with Dr. Vukovic. The terms of Dr. Vukovic’s severance agreement are described below under “—Severance and Change in Control Agreements.”

Donald V. Dougherty

Donald V. Dougherty, resigned as senior vice president and chief financial officer, effective September 13, 2019. In connection with Mr. Dougherty’s departure, we entered into a separation agreement with him. Under the separation agreement, we provided Mr. Dougherty with (i) six months of salary continuation payments, payable in equal installments in accordance with the Company’s regular payroll practices, in an aggregate amount equal to six months of Mr. Dougherty’s base salary, and (ii) payment on Mr. Dougherty’s behalf of the monthly premiums for group health and/or dental insurance coverage under COBRA until the earlier of the date that is six months after the effective date of the separation agreement or the date on which Mr. Dougherty becomes eligible to receive group health insurance coverage through another employer. In addition, the separation agreement contains mutual releases, subject to customary exceptions, and covenants not to solicit or disparage and to cooperate with us.

We had previously entered into an employment agreement with Mr. Dougherty in June 2017 in connection with his appointment as our senior vice president, chief financial officer. The employment agreement established Mr. Dougherty’s title, his base salary, his eligibility for an annual bonus, and his eligibility for benefits made available to employees generally and also provided for certain benefits upon termination of his employment under specified conditions. Mr. Dougherty’s employment agreement also provided that if Mr. Dougherty’s employment was terminated by us without cause or by Mr. Dougherty for good reason, each as defined in his employment agreement, and subject to Mr. Dougherty’s execution of a general release of potential claims against us, (i) we would continue to pay his then-current base salary for a period of six months and premiums for continuation health coverage under COBRA for up to six months, and (ii) 25% of the shares granted to Mr. Dougherty in June 2017 would vest immediately upon termination of his employment.

We also previously entered into a severance agreement with Mr. Dougherty in October 2018, which modified and replaced the severance and post-employment payments set forth in his June 2017 employment agreement. The terms of Mr. Dougherty’s severance agreement are described below under “—Severance and Change in Control Agreements.”

Severance and Change in Control Agreements

We have entered into severance agreements with each of our executive officers, including Dr. Aivado, Dr. Annis, Dr. Vukovic and previously, Mr. Dougherty. Under the terms of each severance agreement, if we terminate the executive officer’s employment other than for cause or by reason of death or disability, or if such executive officer terminates his employment for good reason and, in each case, not upon or within twelve months of a change in control event, as such terms are defined in the severance agreements, such executive officer will be entitled to receive (A) his then current base salary for nine months, or, in the case of Dr. Aivado, 12 months, following the date of the executive officer’s termination and (B) payments on such executive officer’s behalf of the monthly premiums for medical insurance coverage under COBRA until the earlier of the date that is nine months, or, in the case of Dr. Aivado, 12 months, following the date of such executive officer’s termination or the date on which such executive officer becomes eligible to receive group health insurance coverage through another employer, which we refer to collectively as the standard severance benefits. If we terminate the executive officer’s employment other than for cause or by reason of death or disability, or if the executive terminates his employment for good reason, in each case upon or within 12 months after a change in control event, the executive will be entitled to receive the standard severance benefits for a period of twelve months, or, in the case of Dr. Aivado, 18 months, following the date of the executive officer’s termination and a lump sum payment equal to one times, or, in the case of Dr. Aivado, one and one-half times, the executive’s target bonus for the year in which the executive officer is terminated, and the vesting of any unvested equity awards will accelerate in full on the date of the executive officer’s termination. Each executive officer’s receipt of any post-separation benefits under the severance agreement are conditioned upon his execution of a severance and release of claims agreement in a form satisfactory to us. With respect to Dr. Aivado, Dr. Annis and previously, Mr. Dougherty, upon the execution of their respective severance agreement, each such executive ceased to be entitled to the severance and post-employment payments and benefits provided under any preexisting agreements between us and such executive officer.

Other Agreements

We have also entered into employee confidentiality, inventions, non-solicitation and non-competition agreements with each of our named executive officers. Under the employee confidentiality, inventions, non-solicitation and non-competition agreements, each named executive officer has agreed (1) not to compete with us during his employment and for a period of one year after the termination of his employment, (2) not to solicit our employees during his employment and for a period of two years after the termination of his employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his employment.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,000 in 2019 and $19,500 in 2020, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,000 in 2019 and $6,500 in 2020. Currently, we do not match employee contributions.

Limitations on Liability and Indemnification

As permitted by Delaware law, we adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors. Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the General Corporation Law of the State of Delaware and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the General Corporation Law of the State of Delaware.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we entered into indemnification agreements with each of our officers and directors. These indemnification agreements require us, among other things, to indemnify each such director or officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or officers.

Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Director Compensation

Our non-employee directors receive compensation under our director compensation program.

Cash Retainer

Under this program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chair of each committee and the chair of the board of directors receive higher retainers for such service. In addition, we pay our lead director an additional annual fee of $20,000. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, subject to proration for any portion of such quarter that the director is not serving on our board of directors, on such committee or in such position. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Base	Incremental — Chair		Incremental — Non-Chair
Board of Directors	$35,000	$50,000	(1)	—
Audit Committee	—	$22,500		$15,000
Compensation Committee	—	$15,000		$10,000
Nominating and Corporate Governance Committee	—	$11,250		$7,500

(1)	In June 2019, our board of directors revised our director compensation program to increase the annual fee paid to the chairman of the board from $30,000 to $50,000, effective January 1, 2020

Equity Grants

Under our director compensation program, prior to April 2019, we granted new non-employee directors upon their initial election to the board an initial option to purchase 20,000 shares of our common stock, with an exercise price equivalent to fair market value of a share of common stock at the time of grant, which option will vest in equal annual installments over three years from the non-employee director’s initial election, subject to continued service, with full acceleration upon a change in control of our company. The option will have a term of 10 years. Immediately following each annual meeting of our stockholders, we grant to each director who has served on our board of directors for at least six months an option to purchase 10,000 shares of our common stock, with an exercise price equivalent to fair market value of a share of common stock at the time of grant, which option will vest in full on the earlier of the first anniversary of the date of grant and the date of the next annual meeting of stockholders, subject to continued service, with full acceleration upon a change in control of our company. The option will have a term of 10 years.

In April 2019, our board of directors modified the director compensation program with respect to the equity awards that non-employee directors are entitled to receive under the director compensation program. Under the modified director compensation program, we grant to new non-employee directors upon their initial election to the board an initial option to purchase 25,000 shares of our common stock. In addition, immediately following each annual meeting of our stockholders, beginning with the 2020 annual meeting of stockholders, we grant to each director who has served on our board of directors for at least six months an option to purchase 12,500 shares of our common stock. In both cases, the options are granted with an exercise price equivalent to fair market value of a share of common stock at the time of grant. We did not modify the vesting or other terms of any of the equity awards our non-employee directors are entitled to receive under the modified director compensation program.

In connection with our decision to modify the equity awards under the director compensation program, the board of directors also determined that, immediately following the 2019 annual meeting of stockholders, in lieu of the option grants contemplated by the director compensation program, each non-employee director who has served on our board of directors for at least six months will receive an option to purchase 25,000 shares of our common stock, the chair of the board and lead director would receive an additional option to purchase 25,000 shares of our common stock and Dr. Sigal would receive an option to purchase 5,000 shares of our common stock. Each of the options granted immediately following the 2019 annual meeting of stockholders has an exercise price equivalent to fair market value of a share of common stock at the time of grant and, except for the option that will be granted to Dr. Sigal, vests in full on the earlier of the first anniversary of the date of grant and the date of the next annual meeting of stockholders, subject to continued service, with full acceleration upon a change in control of our company. The option granted to Dr. Sigal vests in equal annual installments over three years from April 2, 2019, subject to continued service, with full acceleration upon a change in control of our company. Each option has a term of 10 years.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of directors and committee meetings.

We do not pay any compensation to our president and chief executive officer in connection with his service on our board of directors. The compensation that we pay to our president and chief executive officer is discussed earlier in this “Executive Compensation” section.

The following table sets forth information regarding compensation earned by our non-employee directors for service during fiscal 2019.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Jeffrey A. Bailey	65,000	28,720	93,720
Reinhard J. Ambros, Ph.D.	77,500	28,720	106,220
William T. McKee (2)	31,146	14,360	45,506
Jodie P. Morrison	60,000	14,360	74,360
Nolan Sigal, M.D., Ph.D. (3)	39,375	27,370	66,745
Josef H. von Rickenbach (4)	30,079	14,360	44,439
Scott B. Kapnick (5)	—	—	—
John H. McArthur, D.B.A. (6)	31,250	14,360	45,610
Armen B. Shanafelt, Ph.D. (7)	25,781	—	25,781
Caleb Winder (8)	26,354	—	26,354

(1)

The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 9 to our financial statements included in our Annual Report on Form 10-K regarding assumptions underlying the valuation of equity awards.

(2)	Mr. McKee was appointed to our board of directors in June 2019.
(3)	Dr. Sigal was appointed to our board of directors in April 2019.
(4)	Mr. von Rickenbach was appointed to our board of directors in June 2019.
(5)	Mr. Kapnick is a former member of our board of directors and resigned in February 2019. Mr. Kapnick waived his board compensation in 2019.
(6)	Mr. McArthur died in August 2019.
(7)	Dr. Shanafelt is a former member of our board of directors who did not stand for re-election to the board in June 2019.
(8)	Mr. Winder is a former member of our board of directors who did not stand for re-election to the board in June 2019.

As of December 31, 2019, our non-employee directors that served in such capacity during fiscal 2019 held the following stock options, all of which were granted under our 2006 Equity Incentive Plan, as amended, or 2006 Plan, and our 2017 Stock Incentive Plan, or 2017 Plan:

Name	Option Awards
Jeffrey A. Bailey	80,000
Reinhard J. Ambros, Ph.D.	80,000
William T. McKee (1)	25,000
Jodie P. Morrison	55,000
Nolan Sigal, M.D., Ph.D. (2)	25,000
Josef H. von Rickenbach (3)	25,000
Scott B. Kapnick (4)	—
John H. McArthur, D.B.A. (5)	48,264
Armen B. Shanafelt, Ph.D. (6)	—
Caleb Winder (7)	—

(1)	Mr. McKee was appointed to our board of directors in June 2019.

(2)	Dr. Sigal was appointed to our board of directors in April 2019.
(3)	Mr. von Rickenbach was appointed to our board of directors in June 2019.
(4)	Mr. Kapnick is a former member of our board of directors and resigned in February 2019. Mr. Kapnick waived his board compensation in 2019.
(5)

Mr. McArthur died in August 2019. Pursuant to the terms of the 2006 Plan and the 2007 Plan, the vested portion of Mr. McArthur’s options are exercisable by an authorized transferee for a one-year period following the date of Mr. McArthur’s death.

(6)	Dr. Shanafelt is a former member of our board of directors who did not stand for re-election to the board in June 2019.
(7)	Mr. Winder is a former member of our board of directors who did not stand for re-election to the board in June 2019.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information about our equity compensation plans as of December 31, 2019. As of December 31, 2019, we had four equity compensation plans, each of which was approved by our stockholders: our 2006 Plan, our 2016 Plan, our 2017 Plan and our 2017 Employee Stock Purchase Plan, or 2017 ESPP.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights ($/share) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,370,706	(2)	3.87	765,385	(3) (4)

(1)	Represents the weighted average exercise price of the 3,320,706 stock options and 50,000 restricted stock awards that were outstanding as of December 31, 2019.
(2)

Consists of (i) 512,919 shares to be issued upon exercise of outstanding options under our 2006 Plan as of December 31, 2019, (ii) 258,709 shares to be issued upon exercise of outstanding options under our 2016 Plan as of December 31, 2019 and (iii) 2,549,078 shares to be issued upon exercise of outstanding options under our 2017 Plan as of December 31, 2019.

(3)

Consists of (i) 615,385 shares that remained available for future issuance under our 2017 Plan as of December 31, 2019, and (ii) 150,000 shares that remained available for future issuance under our 2017 ESPP as of December 31, 2019. No shares remained available for future issuance under the 2006 Plan or the 2016 Plan as of December 31, 2019.

(4)

Our 2017 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2017 Plan to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2018 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2027, equal to the least of 1,244,816 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the applicable fiscal year and an amount determined by our board of directors. On January 1, 2020, 1,112,414 additional shares were reserved for issuance under the 2017 Plan pursuant to this provision. Our 2017 ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2017 ESPP to be added on the first day of each fiscal year, beginning on January 1, 2018 and ending on December 31, 2027, in an amount equal to the least of 622,408 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year and an amount determined by our board of directors. On January 1, 2020, no additional shares were reserved for issuance under the 2017 ESPP pursuant to this provision.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of April 15, 2020 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our current directors;

•	our named executive officers; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Percentage of beneficial ownership is based on 27,810,358 shares of our common stock outstanding as of April 1, 2020. In addition, shares of common stock subject to options, warrants or other rights currently exercisable, or exercisable within 60 days of April 1, 2020, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the person or entity holding such options, warrants or other rights (but not any other person or entity) and (ii) the directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Aileron Therapeutics, Inc., 490 Arsenal Way, Suite 210, Watertown, Massachusetts 02472.

	Total Beneficial Ownership
Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Muneer A. Satter (1)	5,971,439	19.9%
Scott B. Kapnick (2)	2,013,586	7.2%
Entities affiliated with Jennison Associates (3)	1,542,288	5.3%
Armistice Capital Master Fund Ltd. (4)	1,460,620	5.3%
Named Executive Officers and Directors
Manuel C. Aivado, M.D., Ph.D. (5)	547,162	1.9%
D. Allen Annis, Ph.D. (6)	170,685	*
Vojislav Vukovic, M.D., Ph.D. (7)	227,333	*
Donald V. Dougherty	—	*
Jeffrey A. Bailey (8)	98,226	*
Reinhard J. Ambros, Ph.D. (9)	23,332	*
William T. McKee	—	*
Jodie P. Morrison (9)	23,332	*
Josef H. von Rickenbach (10)	267,940	1.0%
Nolan Sigal, M.D., Ph.D. (11)	8,332	*
All Executive Officers and Directors as a Group (11 persons)	1,421,903	4.9%

*	Represents beneficial ownership of less than 1% of our outstanding stock.
(1)

Based on information provided in a Schedule 13D/A filed on April 11, 2019, Muneer A. Satter’s beneficial ownership consists of (i) 161,440 shares of common stock that are held by Muneer A. Satter Revocable Trust for which Mr. Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares; (b) 16,666 shares of common stock that are held by various other trusts and other entities for which Mr. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares; (c) 3,731,343 shares of common stock that are held by Satter Medical Technology Partners, L.P., or SMTP, for which Mr. Satter has sole voting and dispositive power over all such shares and (d) 2,062,044 shares of common stock which may be acquired upon the exercise of warrants held by SMTP for which Mr. Satter has sole voting and dispositive power. As a result of the application of a beneficial ownership cap in the warrants, the table above does not include 1,669,299 shares of common stock issuable upon exercise of warrants to purchase common stock held by SMTP. Under the terms of the warrants issued to SMTP, SMTP is not permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in SMTP and its affiliates beneficially owning more than 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants to purchase common stock. The address for Mr. Satter is c/o Satter Management Co., L.P., 676 N. Michigan Avenue, Suite 4000, Chicago, IL 60611.
(2)

Consists of (i) 1,946,920 shares of common stock held of record by Scott B. Kapnick, and (ii) 66,666 shares of common stock held by Jake86 LLC, for which Mr. Kapnick serves as investment manager. As a result of the application of a beneficial ownership cap in the warrants issued to Mr. Kapnick, the table above does not include 1,492,537 shares of common stock issuable upon exercise of warrants to purchase common stock held by Mr. Kapnick. Under the terms of the warrants, Mr. Kapnick is not permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in Mr. Kapnick and his affiliates beneficially owning more than 4.999% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants to purchase common stock. Mr. Kapnick has the right to increase this beneficial ownership limitation in his discretion on 61 days’ prior written notice to us. Mr. Kapnick disclaims beneficial ownership of the shares held by Jake86 LLC. Mr. Kapnick is a former member of our board of directors. The address for Mr. Kapnick is 20 East 73rd St, New York, New York 10021.

(3)

Based on information provided in a Schedule 13G/A filed on February 14, 2020, Jennison Associates LLC’s, or Jennison’s, beneficial ownership consists of 1,542,288 shares of common stock which may be acquired upon the exercise of warrants held by funds managed by Jennison. Under the terms of the warrants, Jennison is not permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in Jennison and its affiliates beneficially owning more than 9.999% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants to purchase common stock. Jennison has the right to increase this beneficial ownership limitation in its discretion on 61 days’ prior written notice to us, provided that in no event is Jennison permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in Jennison and its affiliates beneficially owning in the aggregate more than 14.999% of the number of shares of our common stock outstanding or the combined voting power of our securities outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants to purchase common stock. Jennison, as the sub-advisor of Prudential Sector Funds, Inc. – PGIM Jennison Health Sciences Fund, or PGIM, and as investment manager of Jennison Global Healthcare Master Fund, Ltd., or the Jennison Fund, and Jenop Global Healthcare Fund Limited, or the Jenop Fund, has voting and dispositive power over the shares and warrants held by PGIM, the Jennison Fund and the Jenop Fund, collectively, the Managed Funds, and may be deemed to beneficially own the shares and warrants held by the Managed Funds. Jennison expressly disclaims ownership of such shares. Jennison is an indirect wholly owned subsidiary of Prudential Financial, Inc., which is a publicly-traded financial services firm. By virtue of his position with Jennison, David Chan, Managing Director of Jennison, and Portfolio Manager of each of the Managed Funds, has authority to vote or dispose of the securities held by the Managed Funds. David Chan expressly disclaims beneficial ownership of such shares. The address for Jennison is 466 Lexington Avenue, New York, New York 10017.

(4)

Based on information provided in a Schedule 13G filed on February 14, 2020, Armistice Capital Master Fund Ltd’s, or Armistice, beneficial ownership consists of 1,460,620 shares of common stock. As a result of the application of a beneficial ownership cap in the warrants issued to Armistice, the table above does not include 3,233,830 shares of common stock issuable upon exercise of warrants to purchase common stock held by Armistice. Under the terms of the warrants, Armistice is not permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in Armistice and its affiliates beneficially owning more than 4.999% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants to purchase common stock. Armistice has the right to increase this beneficial ownership limitation in its discretion on 61 days’ prior written notice to us, provided that in no event is Armistice permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in Armistice and its affiliates beneficially owning in the aggregate more than 19.99% of the number of shares of our common stock outstanding or the combined voting power of our securities outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants to purchase common stock. Armistice Capital, LLC, the investment manager of Armistice, and Steven J. Boyd, the managing member of Armistice Capital, LLC hold shared voting and dispositive power over the shares of common stock and warrants held by Armistice. The address for Armistice is 510 Madison Avenue, 7th Floor, New York, NY 10017.
(5)	Consists of (i) 1,000 shares of common stock and (ii) 546,162 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 1, 2020.
(6)	Consists of (i) 7,547 shares of common stock and (ii) 163,138 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 1, 2020.
(7)	Consists of (i) 75,000 shares of common stock and (ii) 152,333 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 1, 2020.
(8)	Consists of (i) 74,894 shares of common stock and (ii) 23,332 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 1, 2020.
(9)	Consists of 23,332 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 1, 2020.
(10)	Consists of (i) 218,188 shares of common stock and (ii) 49,752 shares of common stock issuable upon the exercise of warrants to purchase common stock exercisable within 60 days after April 1, 2020.
(11)	Consists of 8,332 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 1, 2020.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. During fiscal year 2019, the Form 4s for William T. McKee and Josef H. von Rickenbach reporting the initial stock option award to them upon election to our board of directors were filed one day late. To our knowledge, except as set forth herein, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to fiscal 2019.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2018, we have engaged in the following transactions in which the amount involved exceeded $120,000 and any of our executive officers, directors, director nominees or beneficial holders of more than 5% of any class of voting securities, or any of their affiliates, had a direct or indirect material interest. We believe that all of these transactions were on terms comparable to terms that could have been obtained from unrelated third parties.

Investors’ Rights Agreement

We are a party to an investor rights agreement, dated as of December 23, 2016, with certain stockholders who held our preferred stock prior to our IPO, including some of our directors and 5% stockholders and their affiliates and entities affiliated with our directors. The investor rights agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

April 2019 Private Placement

On March 28, 2019, we entered into a definitive agreement with respect to the private placement of (i) 11,838,582 units, consisting of 11,838,582 shares of our common stock and associated warrants, which we refer to as common warrants, to purchase an aggregate of 11,838,582 shares of common stock, which we collectively refer to as the common units, and (ii) 1,096,741 units, consisting of pre-funded warrants to purchase 1,096,741 shares of our common stock and associated common warrants to purchase 1,096,741 shares of our common stock, which we refer to collectively as the pre-funded warrant units, to a group of accredited investors. These investors paid $2.01 per common unit and $2.01 per pre-funded warrant unit. The pre-funded warrants are exercisable at an exercise price of $0.01 per share and have no expiration. The common warrants are exercisable at an exercise price of $2.00 per share and expire five years from the date of issuance. We completed this private placement on April 2, 2019, resulting in approximately $26.0 million in gross proceeds to us. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name	Number of Shares of Common Stock Purchased	Number of Shares of Common Stock Underlying Pre- Funder Warrants	Number of Shares of Common Stock Underlying Common Warrants	Purchase Price
Satter Medical Technology Partners, L.P.	3,731,343	—	3,731,343	$7,499,999.43
Entities affiliated with Jennison Associates LLC(1)	1,542,288	—	1,542,288	$3,099,998.88
Armistice Capital Master Fund LLC	2,137,089	1,096,741	3,233,830	$6,499,998.30
Scott B. Kapnick	1,492,537	—	1,492,537	$2,999,999.37

(1)

Consists of (i) 895,522 shares of our common stock and 895,522 shares of our common stock issuable upon exercise of common warrants purchased by Prudential Sector Funds, Inc.—PGIM Jennison Health Sciences Fund, (ii) 402,985 shares of our common stock and 402,985 shares of our common stock issuable upon exercise of common warrants purchased by Jennison Global Healthcare Master Fund, Ltd. and (iii) 243,781 shares of our common stock and 243,781 shares of our common stock issuable upon exercise of common warrants purchased by Jenop Global Healthcare Fund Limited.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our officers and directors that may be broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law. See “Executive Compensation—Limitations on Liability and Indemnification” for additional information regarding these agreements.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief executive officer or our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of such entity, that is a participant in the transaction, where

(a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity; (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; (c) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual gross revenues of the other entity that is a party to the transaction; and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2019 and discussed them with our management and our independent registered public accounting firm, PricewaterhouseCoopers LLP.

Our audit committee has also received from, and discussed with, PricewaterhouseCoopers LLP various communications that PricewaterhouseCoopers LLP is required to provide to our audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees (AS 16).

In addition, PricewaterhouseCoopers LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

By the audit committee of the board of directors of Aileron Therapeutics, Inc.

William T. McKee, Chair

Jodie P. Morrison

Josef H. von Rickenbach

OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

Stockholder Proposals for our 2021 Annual Meeting

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2021 annual meeting of stockholders, stockholder proposals must be submitted in accordance with the procedures in Rule 14a-18 of the Exchange Act and received by us no later than December 29, 2020, which is 120 days prior to the first anniversary of the date of this proxy statement, unless the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2020 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

In addition, our by-laws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2021 annual meeting of stockholders but not included in the proxy statement by March 19, 2021, but not before February 17, 2021, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Aileron Therapeutics, Inc., Attention: Nominating and Corporate Governance Committee, 490 Arsenal Way, Suite 210, Watertown, MA 02472.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2019 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, to you if you write or call us at Aileron Therapeutics, Inc., 490 Arsenal Way, Suite 210, Watertown, MA 02472, Attention: Chief Financial Officer, telephone: (617) 995-0900. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Appendix A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

AILERON THERAPEUTICS, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Aileron Therapeutics, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at a special meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED: That the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following three paragraphs are inserted in lieu thereof:

“FOURTH: That, effective upon the effective time of this Certificate of Amendment to Restated Certificate of Incorporation (this “Certificate of Amendment”) with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[                 ]1 reverse stock split of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), shall become effective, pursuant to which each [                ]1 shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Common Stock on the Nasdaq Capital Market at the close of business on the date of the Effective Time.

[1]	Shall be a number greater than five and equal to or lesser than twenty-five and shall include not more than four decimal digits.

A-1

Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate or book entry position that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book entry position shall have been reclassified.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000 shares, consisting of (i) 150,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

SECOND: This Certificate of Amendment shall be effective at 5:00 p.m., Eastern Time, on                , 20    .

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this                day of                 , 20    .

AILERON THERAPEUTICS, INC.

By:
Manuel C. Alves Aivado, M.D., Ph.D.
President and Chief Executive Officer

A-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Proxy Card 3 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of three Class III Directors: + 01 - Manuel C. Alves Aivado, M.D., Ph.D. 02 - Reinhard J. Ambros, Ph.D. 03 - Josef H. von Rickenbach Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain 2. To Approve an Amendment to Our Certificate of Incorporation to 3. Ratification of the Appointment of Independent Registered Effect a Reverse Stock Split at a ratio of not less than 1-for-5 and Public Accounting Firm for the fiscal year ended not greater than 1-for-25, with the exact ratio to be set within December 31, 2020 that range at the discretion of our board of directors prior to December 31, 2020 without further approval or authorization of our stockholders and with our board of directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 4 6 0 2 7 0 0390WB

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Aileron Therapeutics, Inc. Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 17, 2020 Manuel C. Aivado M.D., Ph.D. and Richard J. Wanstall, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present online, at the Annual Meeting of Stockholders of Aileron Therapeutics, Inc. to be held on June 17, 2020 or at any postponement or adjournment thereof. This Proxy, when properly executed, will be voted as directed. If no direction is given, the Proxies will have authority to vote FOR Proposal 1 "Election of three Class III Directors", FOR Proposal 2 "To Approve an Amendment to Our Certificate of Incorporation to Effect a Reverse Stock Split at a ratio of not less than 1-for-5 and not greater than 1-for-25, with the exact ratio to be set within that range at the discretion of our board of directors prior to December 31, 2020 without further approval or authorization of our stockholders and with our board of directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion" and FOR Proposal 3 “Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2020”. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Virtual attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this Proxy unless the undersigned revokes this Proxy in writing. Unless voting by the internet or telephone, please complete, sign and date this proxy card and return it in the enclosed postage-prepaid envelope. (Items to be voted appear on reverse side)

000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/ALRN or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ALRN Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR A all the nominees listed and FOR Proposals 2 and 3. 1. Election of three Class III Directors: 01 - Manuel C. Alves Aivado, M.D., Ph.D. 02 - Reinhard J. Ambros, Ph.D. 03 - Josef H. von Rickenbach Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 03 For Against Abstain 2. To Approve an Amendment to Our Certificate of Incorporation to Effect a Reverse Stock Split at a ratio of not less than 1-for-5 and not greater than 1-for-25, with the exact ratio to be set within that range at the discretion of our board of directors prior to December 31, 2020 without further approval or authorization of our stockholders and with our board of directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion For Against Abstain 3. Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2020 B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U P X 4 6 0 2 7 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 0390VB

The 2020 Annual Meeting of Stockholders of Aileron Therapeutics, Inc. will be held on June 17, 2020 at 8:30am EDT, virtually via the internet at www.meetingcenter.io/253944637. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — ALRN2020. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ALRN IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Aileron Therapeutics, Inc. Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 17, 2020 Manuel C. Aivado M.D., Ph.D. and Richard J. Wanstall, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present online, at the Annual Meeting of Stockholders of Aileron Therapeutics, Inc. to be held on June 17, 2020 or at any postponement or adjournment thereof. This Proxy, when properly executed, will be voted as directed. If no direction is given, the Proxies will have authority to vote FOR Proposal 1 “Election of three Class III Directors”, FOR Proposal 2 “To Approve an Amendment to Our Certificate of Incorporation to Effect a Reverse Stock Split at a ratio of not less than 1-for-5 and not greater than 1-for-25, with the exact ratio to be set within that range at the discretion of our board of directors prior to December 31, 2020 without further approval or authorization of our stockholders and with our board of directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion” and FOR Proposal 3 “Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2020”. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Virtual attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this Proxy unless the undersigned revokes this Proxy in writing. Unless voting by the internet or telephone, please complete, sign and date this proxy card and return it in the enclosed postage-prepaid envelope. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.